                                                                EXHIBIT (17)(j)

PROSPECTUS
THE COMPASS CAPITAL MUNICIPAL BOND FUNDS

The Municipal Bond Fund
The New Jersey Municipal Bond Fund
The Pennsylvania Municipal Bond Fund

JULY 1, 1995

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THE COMPASS CAPITAL GROUP (the Group) is a family of 16 mutual funds that offers you a convenient means of investing in one or more professionally managed portfolios of securities. Three of the Group's Funds are described in this prospectus: the diversified Municipal Bond Fund and the non-diversified New Jersey and Pennsylvania Municipal Bond Funds (collectively, the Funds). Each
Fund has its own investment objective and policies. Shares of each Fund are available through SEI Financial Services Company and through broker-dealers that have established dealer agreements with SEI Financial Services Company. Shares of the New Jersey Municipal Bond Fund are offered and may be sold only in New Jersey to New Jersey residents, and shares of the Pennsylvania Municipal Bond Fund are offered and may be sold only in Pennsylvania to Pennsylvania residents.

Please read this prospectus carefully before investing, and keep it on file for future reference. It contains information that can help you decide if a Fund's investment goals match your own. A Statement of Additional Information (SAI) dated July 1, 1995 has been filed with the Securities and Exchange Commission and is available free upon request by calling 1-800-451-8371. The SAI is incorporated in its entirety into this prospectus by reference.

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LIKE ALL MUTUAL FUNDS, THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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  MUTUAL FUND SHARES ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR
  ENDORSED BY, ANY BANK, INCLUDING MIDLANTIC BANK, N.A. OR ANY OF ITS AFFILIATES OR CORRESPONDENTS. THE GROUP'S SHARES ARE NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER GOVERNMENT AGENCY. INVESTMENT IN THE SHARES INVOLVES RISK, INCLUDING POSSIBLE LOSS OF THE PRINCIPAL AMOUNT INVESTED.

HOW TO READ THIS PROSPECTUS This prospectus gives you information that you should know about the Funds before investing. Brief descriptions are also provided throughout the prospectus to better explain certain key points. To find these helpful guides, look for this symbol:-

TABLE OF CONTENTS

--------------------------------------------------------------------------------------------------

The Funds at a Glance ....................    2   The Adviser .............................     12
Shareholder Transaction Expenses .........    4   The Administrator ........................    13
Annual Operating Expenses ................    4   The Distributor ..........................    13
Financial Highlights .....................    5   Performance ..............................    13
Your Account and Doing Business with              Taxes ....................................    14
 the Group ...............................    6   Additional Information About Doing Business
Investment Objectives and Policies........    9    with the Group ...........................   16
General Investment Policies ..............   10   General Information .......................   18
Risk Factors and Special Considerations...   11   Description of Permitted Investments ......   19

THE FUNDS AT A GLANCE

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The following summary provides basic information about the Funds. This summary is qualified in its entirety by reference to the more detailed information provided elsewhere in this prospectus and in the SAI.

INVESTMENT OBJECTIVES AND POLICIES The Municipal Bond Fund seeks current income that is exempt from federal taxation with preservation of capital by investing primarily in high-grade, fixed income securities within a broad range of maturities. The New Jersey Municipal Bond Fund seeks current income that is exempt from federal and New Jersey income taxation with preservation of capital by investing primarily in high-grade fixed income securities within a broad range of maturities. The Pennsylvania Municipal Bond Fund seeks current income that is exempt from federal and Pennsylvania income taxation with preservation of capital by investing primarily in high-grade, fixed income securities within a broad range of maturities. See "Investment Objectives and Policies" on page 9, "General Investment Policies" on page 10, and "Description of Permitted Investments" on page 19.

UNDERSTANDING RISK Shares of the Funds, like shares of any mutual fund, will fluctuate in value, and when you sell your shares, they may be worth more or less than what you paid for them. There is no assurance that a Fund will achieve its investment objective. Investments in the New Jersey Municipal Bond and the Pennsylvania Municipal Bond Funds involve special risk considerations. See "Investment Objectives and Policies" on page 9, "Risk Factors and Special Considerations" on page 11, and "Description of Permitted Investments" on page 19.

MANAGEMENT PROFILE Midlantic Bank, N.A. (Midlantic) serves as the investment adviser to each Fund. SEI Financial Management Corporation serves as the Group's administrator (the Administrator). See "The Adviser" on page 12, and "The Administrator" on page 13.

YOUR ACCOUNT AND DOING BUSINESS WITH THE GROUP You may open an account with just $2,500 and make additional investments with as little as $100. Shares are offered at net asset value per share plus a sales charge. Redemptions of a Fund's shares are made at net asset value per share. See "Your Account and Doing Business with the Group" on page 6.

DIVIDENDS The net investment income of each Fund is declared and distributed monthly as dividends. Any net capital gain income is distributed at least annually. Distributions are paid in additional shares unless you elect to take the payment in cash. See "Dividends" on page 19.

INFORMATION For more information about the Funds, call 1-800-451-8371.

                        SHAREHOLDER TRANSACTION EXPENSES

                                                                           MUNICIPAL     NEW JERSEY     PENNSYLVANIA
                                                                             BOND         MUNICIPAL       MUNICIPAL
                                                                             FUND         BOND FUND       BOND FUND
                                                                           ---------     -----------    ------------
SHAREHOLDER TRANSACTION EXPENSES(1)
  (as a percentage of offering price)
Maximum Sales Charge Imposed on Purchases(2)                                  4.00%          4.00%            4.00%
ANNUAL OPERATING EXPENSES
  (as a percentage of net assets)
Advisory Fees........................................................          .60%           .60%             .60%
Other Expenses.......................................................          .33%           .28%             .41%
Total Fund Operating Expenses(3).....................................          .93%           .88%            1.01%

Example: You would pay the following expenses on a $1,000 investment in each of the Funds, assuming (1) imposition of the maximum sales load, (2) 5% annual return, and (3) redemption at the end of each time period:

                                                                          MUNICIPAL    NEW JERSEY     PENNSYLVANIA
                                                                            BOND        MUNICIPAL       MUNICIPAL
                                                                            FUND        BOND FUND       BOND FUND
                                                                         ----------   -----------    -------------
1 Year...............................................................   $      49     $      49       $      50
3 Years..............................................................   $      68     $      67       $      71
5 Years..............................................................   $      89     $      87       $      94
10 Years.............................................................   $     150     $     144       $     159

THE EXAMPLE SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN. The purpose of the expense table and example is to help you understand the various costs and expenses that an investor in each Fund will bear directly or indirectly. Additional information may be found under "The Adviser" on page 12, "The Administrator" on page 13, and "The Distributor" on page 13.

The rules of the Securities and Exchange Commission require that the maximum sales charge be reflected in the above table. However, certain investors may qualify for reduced sales charges. See "Your Account and Doing Business with the Group" on page 6.

--------------------
(1) Midlantic may charge account fees for automatic investment and other investment or trust services provided to customer accounts that invest in the Funds. There is a $7 charge for wiring redemption proceeds. See "Your Account and Doing Business with the Group" on page 6.
(2) There is no sales charge imposed upon certain purchases of shares of the Funds.
(3) Total Fund Operating Expenses are restated for each Fund to reflect current fees.

                              FINANCIAL HIGHLIGHTS

The table below sets forth certain financial information with respect to the per share data and ratios for the Funds. This information has been derived from financial statements audited by Coopers & Lybrand L.L.P., independent public accountants for the Group. Additional performance information is set forth in the 1995 Annual Report to Shareholders and is available free upon request by calling 1-800-451-8371.

For the period ended February 28, 1995

For a Share Outstanding Throughout each Period.

                                        REALIZED                DISTRIBUTIONS
                                           AND      --------------------------------------                           NET
              NET ASSET                UNREALIZED                              IN EXCESS                            ASSETS
                VALUE         NET       GAINS OR        NET                     OF NET     NET ASSET                END OF
              BEGINNING   INVESTMENT   (LOSSES) ON  INVESTMENT     CAPITAL     REALIZED    VALUE END     TOTAL      PERIOD
              OF PERIOD     INCOME     INVESTMENTS    INCOME        GAINS        GAINS     OF PERIOD    RETURN       (000)
             -----------   ---------   -----------   --------      -------     ----------  ---------   ---------    -------
-------------------
MUNICIPAL BOND FUND
-------------------
 1995         $   10.79    $    0.49    $   (0.39)   $   (0.49)   $   (0.12)          --   $   10.28        1.17%  $  28,750
 1994             11.06         0.51        (0.03)       (0.51)       (0.24)          --       10.79        4.35      35,556
 1993             10.43         0.51         0.64        (0.52)          --           --       11.06       11.42      22,682
 1992             10.25         0.60         0.19        (0.60)       (0.01)          --       10.43        8.40      11,299
 1991              9.99         0.64         0.23        (0.61)          --           --       10.25        8.96       7,516
 1990(1)          10.00         0.14        (0.02)       (0.13)          --           --        9.99        4.81*      2,620
-------------------------------
NEW JERSEY MUNICIPAL BOND FUND
-------------------------------
 1995         $   11.31    $    0.51    $   (0.36)   $   (0.51)   $   (0.01)          --   $   10.94        1.49%  $  96,857
 1994             11.30         0.54         0.04        (0.54)       (0.03)          --       11.31        5.18     111,354
 1993             10.46         0.52         0.85        (0.53)          --           --       11.30       13.48      47,169
 1992(2)          10.00         0.34         0.45        (0.33)          --           --       10.46       12.33*     10,673
--------------------------------
PENNSYLVANIA MUNICIPAL BOND FUND
--------------------------------
 1995         $    9.87    $    0.44    $   (0.28)   $   (0.44)          --           --   $    9.59        1.81%  $  16,724
 1994(3)          10.00         0.21        (0.13)       (0.21)          --           --        9.87        1.53*     19,866

                                        RATIO OF     RATIO OF
                                       EXPENSES TO  NET INCOME
              RATIO OF     RATIO OF    AVERAGE NET  TO AVERAGE
             EXPENSES TO  NET INCOME     ASSETS     NET ASSETS    PORTFOLIO
             AVERAGE NET  TO AVERAGE   (EXCLUDING   (EXCLUDING    TURNOVER
               ASSETS     NET ASSETS    WAIVERS)     WAIVERS)       RATE
             -----------  ----------  ------------  -----------  -----------
-------------------
MUNICIPAL BOND FUND
-------------------
 1995              0.75%        4.75%        0.93%        4.57%       60.86%
 1994              0.69         4.66         0.96         4.39        80.70
 1993              1.01         4.80         1.30         4.49       144.89
 1992              0.75         5.81         1.31         5.25       114.78
 1991              0.32         6.33         1.40         5.25        30.21
 1990(1)           0.39*        5.85*        1.56*        4.68*        0.00
-------------------------------
NEW JERSEY MUNICIPAL BOND FUND
-------------------------------
 1995              0.79%        4.71%        0.87%        4.63%       28.43%
 1994              0.38         4.75         0.86         4.27        12.05
 1993              0.48         5.04         1.04         4.48        16.09
 1992(2)           0.52*        5.35*        1.29*        4.58*        0.00
--------------------------------
PENNSYLVANIA MUNICIPAL BOND FUND
--------------------------------
 1995              0.65%        4.63%        1.01%        4.27%       48.91%
 1994(3)           0.22*        4.27*        0.85*        3.64*       30.68

----------------
   *  Annualized.
 (1)  Commenced operations on December 1, 1989.
 (2)  Commenced operations on July 1, 1991.
 (3)  Commenced operations on August 31, 1993.

YOUR ACCOUNT AND DOING BUSINESS WITH THE GROUP

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Shares of the Funds are sold on a continuous basis and may be purchased directly from the Group's Distributor, SEI Financial Services Company (the Distributor). Shares may also be purchased through broker-dealers that have established a dealer agreement with SEI Financial Services Company. Shares of the New Jersey Municipal Bond Fund are offered and may be sold only in New Jersey to New Jersey residents, and shares of the Pennsylvania Municipal Bond Fund are offered and may be sold only in Pennsylvania to Pennsylvania residents. For more information, see "Additional Information About Doing Business with the Group" on page 16.

HOW TO BUY SHARES

OPENING AN ACCOUNT Application forms can be obtained by calling the Group's Transfer Agent, State Street Bank & Trust Company (the Transfer Agent), at 1-800-451-8371.

BY CHECK You may buy shares of any of the Funds by completing and signing an account application and mailing it, along with a check (or other negotiable bank instrument or money order) payable to "The Compass Capital (Fund Name)" to the Transfer Agent, State Street Bank & Trust Company, at P.O. Box 8519, Boston, MA 02266-8519. You may purchase additional shares at any time by mailing payment to the Transfer Agent. If your check does not clear, your purchase will be canceled and you could be liable for any losses or fees incurred.

BY TELEPHONE If your account application has been previously received, you may buy shares by telephone by calling the Transfer Agent at 1-800-451-8371.

BY FED WIRE If you have an account with a commercial bank that is a member of the Federal Reserve System and your account application has been previously received, you may purchase shares by requesting your bank to transmit funds by wire to: State Street Bank & Trust Co., ABA# 011000028, Attention: Compass Funds for Account Number 99050569. Your name and the Compass Funds account number must be specified in the wire. To buy shares by wire, call the Transfer Agent at 1-800-451-8371.

BY ACH You may buy shares of the Funds via Automated Clearing House (ACH). If you plan to purchase shares via ACH, you should attach a voided check to your account application.

AUTOMATIC INVESTMENT PLAN One easy way to pursue your financial goals is to invest money regularly. You may arrange for periodic additional investment in the Funds through automatic deductions from your checking or savings accounts. You may purchase shares on a fixed monthly schedule (on the first or sixteenth of each month) with amounts as low as $100, or as high as $100,000. The minimum initial purchase amounts and minimum maintained balance requirements may be waived for purchases under the Automatic Investment Plan.

HOW TO BUY, SELL, AND EXCHANGE SHARES THROUGH INTERMEDIARIES

- WHAT IS AN INTERMEDIARY? Any broker-dealer or other financial institution which has entered into an arrangement with the Distributor to sell shares of the Funds to its customers.

To allow for processing and transmittal of orders to the Transfer Agent on the same day, Intermediaries may impose earlier cut-off times for receipt of purchase orders. Certain Intermediaries may charge customer account fees. Information concerning shareholder services and any charges will be provided to the customer by the Intermediary. Certain of these Intermediaries may be required to register as broker/dealers under state law.

OTHER INFORMATION ABOUT BUYING SHARES

SALES CHARGES The public offering price of a share of each Fund equals its net asset value plus a sales charge. Your sales charge will depend on the size of your purchase. The following table shows the regular sales charges on shares of the Funds to a "single purchaser." SEI Financial Services Company receives this sales charge as Distributor and re-allows a portion of it as dealer discounts and brokerage commissions.



                                                                                                  SALES CHARGE
                                                            SALES CHARGE                           REALLOWANCE
                                                           AS A PERCENTAGE     SALES CHARGE      AS A PERCENTAGE
                                                             OF OFFERING    AS A PERCENTAGE OF     OF OFFERING
AMOUNT OF PURCHASE                                              PRICE       NET AMOUNT INVESTED       PRICE
-------------------                                        ---------------  --------------------  --------------
Less than $25,000......................................          4.00%              4.17%              3.60%
$25,000 but less than $100,000.........................          3.75%              3.90%              3.38%
$100,000 but less than $250,000........................          3.25%              3.36%              2.93%
$250,000 but less than $500,000........................          2.00%              2.04%              1.80%
$500,000 but less than $1,000,000......................          1.00%              1.01%               .90%
$1,000,000 and above...................................          NONE               NONE               NONE

RIGHT OF ACCUMULATION You may qualify for a reduced sales charge by combining a current purchase of shares of any of the Funds with shares of other Funds of the Group that are subject to a sales charge. The applicable sales charge is based on the combined total of your current purchase and the value of the account on the previous day.

LETTER OF INTENT A Letter of Intent allows you to purchase shares of a Fund over a 13 month period at reduced sales charges based on the total amount intended to be purchased plus the total net asset value of shares already owned of the Group that are subject to a sales charge. Each investment made during the period receives the reduced sales charge applicable to the total amount of the intended investment. If such amount is not invested within the period, you must pay the difference between the sales charge applicable to the purchases made and the charges previously paid.

SALES CHARGE WAIVER If you or a member of your immediate family have an existing trust department relationship with Midlantic, the applicable sales charge will be waived. A trust department relationship includes relationships in which Midlantic acts in a fiduciary, advisory, custodial, or similar capacity on behalf of persons maintaining qualified accounts at Midlantic. The Compass Capital Group Individual Retirement Plan and Custody Account is not a trust department relationship; however, the applicable sales charge will be waived for the Compass Capital Group Individual Retirement Plan and Custody Account when a trustee to trustee transfer is made from an employer plan having Midlantic as the fiduciary. Sales charges are also waived for qualifying institutional investors. Additional information concerning qualified investors is set forth in the SAI.

In addition, the applicable sales charge will be waived if: (i) you or a member of your immediate family is a present or retired employee of Midlantic; (ii) you or a member of your immediate family is a present employee of SEI Financial Services Company; (iii) you are a trustee or officer of the Group; or (iv) you are a client of Essex

National Securities, Inc. who has enrolled in asset allocation programs sponsored or operated by Essex, including such programs that are part of an individual retirement plan.

If you have previously redeemed shares of any Fund and you re-enter that Fund, the sales charge will be waived so long as re-entry occurs within 12 months following redemption and so long as you notify the Transfer Agent at the time of the investment that the investment is a re-entry.

If you rely upon any of the categories of waivers of sales charges, you must qualify such waiver with the Distributor prior to purchase.

EXCHANGING SHARES

- HOW DOES AN EXCHANGE TAKE PLACE? When making an exchange, you authorize the sale of your shares of one Fund in order to purchase the shares of another Fund. In other words, you are executing a sell order and then a buy order. An exchange is a taxable event which could result in a taxable gain or loss.

WHEN CAN YOU EXCHANGE SHARES? Once your account has been established, you may exchange some or all of your shares for shares of any other Fund within the Group at net asset value. The exchange privilege may only be exercised in states where the exchange may legally be made. Only residents of New Jersey may exchange their shares for shares of the New Jersey Municipal Bond Fund or the New Jersey Money Fund, and only residents of Pennsylvania may exchange their shares for shares of the Pennsylvania Municipal Bond Fund or the Pennsylvania Money Fund. The Group reserves the right to change the terms and conditions of the exchange privilege or to terminate the exchange privilege, upon 60 days notice.

WHEN DO SALES CHARGES APPLY TO AN EXCHANGE? You will not have to pay a sales charge to exchange your shares. However, you must meet the minimum account size requirements established by each Fund.

REQUESTING AN EXCHANGE OF SHARES Prior to exchanging shares, you must have received a current prospectus of the Fund into which you wish to move your investment. To request a prospectus for any of the Group's Funds, call 1-800-451-8371.

To request an exchange, you may contact the Transfer Agent by telephone at 1-800-451-8371 or provide written instructions to the Transfer Agent at P.O. Box 8519, Boston, MA 02266-8519. If an exchange request in good order is received by the Transfer Agent by 4:00 p.m. Eastern Time on any Business Day, the exchange will occur on that day. If your shares are held "of record" by Midlantic or another Intermediary, you should contact Midlantic or the Intermediary, who will effect the exchange on your behalf.

-  BUY, EXCHANGE, AND REDEMPTION REQUESTS ARE IN "GOOD ORDER" WHEN:
       -- The account number and portfolio name are shown
       -- The amount of the transaction is specified in dollars or shares -- Signatures of all owners appear exactly as they are registered on the account
       -- Any required signature guarantees (if applicable) are included
       -- Other supporting legal documents (as necessary) are present

HOW TO REDEEM SHARES

You can arrange to take money out of your Fund account at any time by redeeming some or all of your shares. Shares may be redeemed by mail, by telephone, or by the Automatic Cash Withdrawal Plan. If your shares are held "of record" by Midlantic or another Intermediary, you should contact Midlantic or the Intermediary for information on how to redeem shares. Under most circumstances, payments will be transmitted on the next Business Day following receipt of a valid request for redemption.

- WHAT IS A SIGNATURE GUARANTEE? A signature guarantee verifies the authenticity of your signature and may be obtained from any of the following: banks, brokers, dealers, certain credit unions, securities exchanges or associations, clearing agencies, or savings associations. A NOTARY PUBLIC CANNOT PROVIDE A SIGNATURE GUARANTEE.

BY MAIL To redeem your shares by mail, a written request for redemption in good order must be received by the Transfer Agent, P.O. Box 8519, Boston, MA 02266-8519. All shareholders of record must sign the redemption request. The Transfer Agent may require that the signature on the written request be guaranteed. The signature guarantee requirement will be waived if all of the following conditions apply: (1) the redemption is of $5,000 worth of shares or less, (2) the redemption check is payable to the shareholder(s) of record, and
(3) the redemption check is mailed to the shareholder(s) at the address of record. You may also have the proceeds deposited directly in a checking or savings account previously designated on the account application. There is no charge for having redemption proceeds deposited directly to a designated bank account.

BY TELEPHONE You may redeem your shares by telephone if you elected that option on your account application. Telephone redemption requests may be made by calling the Transfer Agent at 1-800-451-8371. You may have the proceeds mailed to your address, or deposited directly in a checking or savings account previously designated on your account application. There is a $7 charge for wiring redemption proceeds. You may not close your account by telephone.

AUTOMATIC CASH WITHDRAWAL PLAN You may establish an automatic cash withdrawal plan for an account with at least a $10,000 minimum balance. Redemptions can be automatically processed from accounts at regular intervals and the proceeds sent to you, to a person named by you, or to your checking account. The minimum redemption amount under the Automatic Cash Withdrawal Plan is $50. Automatic Cash Withdrawal Plan application forms can be obtained by calling the Transfer Agent at 1-800-451-8371.

INVESTMENT OBJECTIVES AND POLICIES

-------------------------------------------------------------------------------

- WHAT ARE INVESTMENT OBJECTIVES AND POLICIES? A Fund's investment objective is a statement of what it seeks to achieve. It is important to make sure that the investment objective matches your own financial needs and circumstances. The investment policies section spells out the types of securities in which each Fund invests.

Each Fund has its own investment objective and policies. The investment objective with respect to each Fund may not be changed without a vote of the holders of a majority of the outstanding shares of that Fund. There is no assurance that a Fund will achieve its investment objective.

THE MUNICIPAL BOND FUND seeks current income exempt from federal income taxation with preservation of capital by investing primarily in a portfolio of high-grade bonds, debentures, and notes (including variable and floating rate notes) issued by or on behalf of states (including the District of Columbia), territories, and possessions of the United States, and their respective authorities, agencies, instrumentalities, and political subdivisions, the interest on which is exempt from federal income tax (Municipal Securities). Under normal market conditions, the Municipal Bond Fund invests at least 80% of its assets in Municipal Securities. Federal alternative minimum tax is not a primary consideration in managing the Fund. It is anticipated that the Municipal Bond Fund's dollar weighted average portfolio maturity will range between five and eighteen years.

THE NEW JERSEY MUNICIPAL BOND FUND seeks current income exempt from federal and New Jersey income taxation with preservation of capital by investing primarily in a portfolio of high-grade Municipal Securities. Under normal market conditions, at least 80% of the Fund's total assets are invested in Municipal Securities, and at least 80% of the Fund's total assets are invested in Municipal Securities the interest on which is exempt from regular federal income tax and New Jersey personal income tax (New Jersey Municipal Securities) or direct obligations of the United States, its territories, and certain of its agencies and instrumentalities (Federal Securities). Federal alternative minimum tax is not a primary consideration in managing the Fund. It is anticipated that the New Jersey Municipal Bond Fund's dollar weighted average portfolio maturity will range between five and eighteen years.

THE PENNSYLVANIA MUNICIPAL BOND FUND seeks current income exempt from federal and Pennsylvania income taxation with preservation of capital by investing primarily in Municipal Securities. Under normal market conditions, at least 80% of the Fund's total assets are invested in Municipal Securities, and at least 80% of the Fund's total assets are invested in Municipal Securities the interest on which is exempt from Pennsylvania personal income tax (Pennsylvania Municipal Securities). Federal alternative minimum tax is not a primary consideration in managing the Fund. It is anticipated that the Pennsylvania Municipal Bond Fund's average weighted maturity will range between five and eighteen years.

It is a fundamental policy of the Pennsylvania Municipal Bond Fund that its portfolio securities may be varied only (i) to eliminate unsafe investments and investments not consistent with the preservation of the Pennsylvania Municipal Bond Fund's capital or the tax status of its investments; (ii) to honor redemption orders, meet anticipated redemption requirements, and negate gains from discount purchases; (iii) to reinvest the earnings from securities in like securities; or (iv) to defray normal administrative expenses. As a result of these limitations, the Pennsylvania Municipal Bond Fund may have less flexibility than other mutual funds in responding to market or interest rate changes and to new investment opportunities.

GENERAL INVESTMENT POLICIES

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Each Fund invests only in Municipal Securities and other obligations that are rated at the time of purchase in the three highest rating groups assigned by Moody's Investor Services, Inc. (Moody's) (e.g., Aaa, Aa, and A) or Standard & Poor's Corporation (S&P), (e.g., AAA, AA, and A) in the case of bonds; rated "SP-1" by S&P or "MIG-1" by Moody's in the case of notes; rated "A-1" or higher by S&P or "Prime-1" by Moody's in the case of tax-exempt commercial paper; or rated "VMIG-1" by Moody's in the case of variable rate demand obligations. Each Fund may also purchase Municipal Securities which are unrated at the time of purchase but are determined to be of comparable quality by Midlantic pursuant to guidelines approved by the Group's Trustees. The Appendix to the SAI contains a description of the ratings categories used by Moody's and S&P.

In making investment decisions with respect to each Fund, Midlantic considers factors other than current yield, including the preservation of capital, the potential for realizing capital appreciation, maturity, and yield to maturity.

The New Jersey and Pennsylvania Municipal Bond Funds each invests more than 25% of its net assets in Municipal Securities whose issuers are located in New Jersey or Pennsylvania, respectively, and the Municipal Bond Fund may invest more than 25% of its net assets in Municipal Securities whose issuers are located in the same state. Each Fund may invest more than 25% of its net assets in (i) Municipal Securities the interest on which is paid solely from revenues of similar projects, and (ii) private activity bonds, although each Fund currently limits investments in private activity bonds which are based on the credit of private entities in any one industry to 25% or less of its net assets. To the extent that a Fund's assets are so invested, such Fund will be subject to the peculiar risks presented by the laws and economic conditions relating to such states, projects, or bonds to a greater extent than it would be if its assets were not so concentrated.

Under normal market conditions, the Municipal Bond Fund may invest up to 20% of its total assets in obligations the interest on which is subject to regular federal income taxation (Taxable Obligations). The New Jersey and Pennsylvania Municipal Bond Funds each may invest up to 20% of its total assets in Taxable Obligations and Municipal Securities other than those in New Jersey and Pennsylvania, respectively. There is no restriction on the percentage of each of the Funds' assets that may be invested in obligations the interest on which is treated as a preference item for individuals for purposes of the federal alternative minimum tax.

Each Fund may acquire "stand-by commitments" with respect to Municipal Securities held in its portfolio to facilitate liquidity. Each Fund may acquire zero coupon obligations and may purchase securities on a when-issued or delayed-delivery basis. The Municipal Bond Fund and the Pennsylvania Municipal Bond Fund may each also hold securities of other investment companies.

The Municipal Bond Fund and the Pennsylvania Municipal Bond Fund may purchase put options on Municipal Securities, and the Funds may invest in tax-exempt receipts which represent ownership of and the right to receive future payments of interest, principal, or premium on specified municipal bonds that are issued by banks or brokerage firms and are created by depositing municipal securities into a special account at a custodial bank.

For additional information regarding a Fund's permitted investments, see "Description of Permitted Investments" on page 19.

RISK FACTORS AND SPECIAL CONSIDERATIONS

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FIXED INCOME INVESTMENTS

The market value of fixed income investments will change in response to interest rate changes and other factors. During periods of falling interest rates, the values of outstanding fixed income securities generally rise. Conversely, during periods of rising interest rates, the values of such securities generally decline. Moreover, while securities with longer maturities tend to produce higher yields, the prices of longer maturity securities are also subject to greater market fluctuations as a result of changes in interest rates. Changes by recognized agencies in the rating of any fixed income security and in the ability of an issuer to make payments of interest and principal will also affect the value of these investments. Changes in the value of portfolio securities will not affect cash income derived from these securities but will affect a Fund's net asset value.

NEW JERSEY MUNICIPAL SECURITIES AND PENNSYLVANIA MUNICIPAL SECURITIES

Under normal market conditions, the New Jersey Municipal Bond Fund and Pennsylvania Municipal Bond Fund are predominantly invested in New Jersey and Pennsylvania Municipal Securities, respectively, and therefore the value of shares in these Funds may be especially affected by factors pertaining to the state economy and other factors specifically affecting the ability of issuers of New Jersey and Pennsylvania Municipal Securities to meet their obligations. As a result, the value of these Funds' shares may fluctuate more widely than the value of the shares of a portfolio investing in securities relating to a number of different states. The ability of state, county, and local governments to meet their obligations will depend primarily on the availability of tax and other revenues to those governments and on their fiscal conditions generally. The amount of tax and other revenues available to governmental issuers of New Jersey and Pennsylvania Municipal Securities may be affected from time to time by economic, political, and demographic conditions within the state. In addition, constitutional or statutory restrictions may limit a government's power to raise revenues or increase taxes. Payments of principal and interest on limited obligation securities will depend on the economic condition of the facility or specific revenue source from whose revenues the payments will be made, which in turn could be affected by economic, political, and demographic conditions in the state. Moreover, both the New Jersey Municipal Bond Fund and Pennsylvania Municipal Bond Fund are classified as "non-diversified" because they may invest in obligations of a relatively limited number of issuers.

See "Special Risk Factors--New Jersey Municipal Securities and Pennsylvania Municipal Securities" in the SAI.

THE ADVISER

-------------------------------------------------------------------------------

- INVESTMENT ADVISER. A Fund's adviser manages the investment activities and is responsible for the performance of the Fund. The adviser conducts investment research, executes investment strategies based on an assessment of economic and market conditions, and determines which securities to buy, hold, or sell.

Midlantic is the investment adviser of each Fund and has served as the investment adviser to the Group since inception. Midlantic is the lead bank of Midlantic Corporation, one of the 50 largest bank holding companies in the United States, with $13 billion in assets as of December 31, 1994 and 324 banking offices located throughout New Jersey and Southeastern Pennsylvania. Midlantic is the oldest bank in New Jersey, having received its charter in 1804.

Fiduciary assets have been managed by Midlantic since 1927 and, as of December 31, 1994, Midlantic, together with its affiliate banks, was responsible for the investment of $5 billion in personal trust, pension fund, investment advisory, and cash management accounts. These accounts include tax-free as well as taxable securities. Midlantic is experienced in the investment of equity, fixed income, and money market instruments, and has been the investment manager for pooled funds and investment portfolios similar to those of the Group for many years.

S. Robert Cembor, Vice President of Midlantic has been the portfolio manager of the Municipal Bond and New Jersey Municipal Bond Funds since October 1993 and the Pennsylvania Municipal Bond Fund since June 1994. From 1991 to October, 1993 he served as Vice President and Controller of Janotta, Bray & Associates. From

1985 to 1991 he served as Vice President and Manger of the Municipal Bond Department for Harris Trust and Savings Bank in New York. He has over 20 years experience in municipal bond finance activities.

For the services provided and expenses incurred pursuant to its investment advisory agreement with the Group, Midlantic receives a fee from each Fund, computed daily and paid monthly. For each Fund, Midlantic receives a fee at the annual rate of .60% of each Fund's average daily net assets. Midlantic may from time to time waive all or a portion of its fee in order to limit the operating expenses of a Fund. Any such waiver is voluntary and may be terminated at any time in its sole discretion. During the Group's fiscal year ended February 28, 1995, Midlantic received investment advisory fees aggregating .51%, .60%, and
 .36%, respectively, of the Municipal Bond, New Jersey Municipal Bond, and Pennsylvania Municipal Bond Funds' average daily net assets.

Midlantic believes that it possesses the legal authority to perform the investment advisory services for the Funds contemplated by its investment advisory agreement and by this prospectus without violating applicable banking laws or regulations. See "Management of the Group -- Glass-Steagall Act" in the SAI.

THE ADMINISTRATOR

-------------------------------------------------------------------------------

SEI Financial Management Corporation is the administrator for each Fund of the Group. The Administrator generally assists in all aspects of each Fund's administration and operation.

For expenses incurred and services provided as the Administrator pursuant to its administration agreement with the Group, SEI Financial Management Corporation receives a fee from each Fund, computed daily and paid periodically, at an annual rate of .18% of such Fund's average daily net assets. The Administrator may from time to time waive all or a portion of its fee in order to limit the operating expenses of a Fund. Any such waiver is voluntary and may be terminated at any time in the Administrator's sole discretion.

THE DISTRIBUTOR

-------------------------------------------------------------------------------

Shares of the Group's Funds are sold on a continuous basis by SEI Financial Services Company.

The Distributor may, from time to time in its sole discretion, institute one or more promotional incentive programs, which will be paid by the Distributor from the sales charge it receives or from any other source available to it. Under any such program, the Distributor will provide promotional incentives in the form of cash or other compensation, including merchandise, airline vouchers, trips, and vacation packages, to dealers selling shares of the Funds.

PERFORMANCE

-------------------------------------------------------------------------------

Each Fund may advertise its yield, tax-equivalent yield, and total return. Yield is calculated by dividing the Fund's annualized net investment income per share during a recent 30-day period by the Fund's net asset value per share on the last day of the period. Tax-equivalent yield is calculated by determining the rate of return that would have been achieved on a fully taxable investment to produce the after-tax equivalent of a Fund's yield, assuming certain tax brackets for a shareholder. Total return is the average compounded rate of return on a hypothetical investment for designated time periods, assuming that the entire investment is redeemed at the end of each period and assuming the reinvestment of all dividend and capital gain distributions. These figures will be based on historical earnings and are not intended to indicate future performance. No representation can be made concerning actual future yields or returns. Fees imposed upon customer accounts by Midlantic or Essex National Securities, Inc. for investment management services are not reflected in a Fund's yield and total return calculations.

A Fund may periodically compare its performance to the performance of: other mutual funds tracked by mutual fund rating services (such as Lipper Analytical), or by financial and business publications and periodicals; broad groups of comparable mutual funds; unmanaged indices which may assume investment of dividends but generally do not reflect deductions for administrative and management costs; or other investment alternatives. A Fund may quote Morningstar, Inc., a service that ranks mutual funds on the basis of risk-adjusted performance. A Fund may use long-term performance of the capital markets to demonstrate general long-term risk versus reward scenarios and may include the value of a hypothetical investment in any of the capital markets. A Fund may also quote financial and business publications and periodicals as they relate to fund management, investment philosophy, and investment techniques.

A Fund may quote various measures of volatility and benchmark correlation in advertising and may compare these measures to those of other funds. Measures of volatility attempt to compare historical share price fluctuations, yields, or total returns to a benchmark while measures of benchmark correlation indicate how valid a comparative benchmark might be. Measures of volatility and correlation are calculated using averages of historical data and cannot be calculated precisely.

TAXES

-------------------------------------------------------------------------------

As with any investment, you should consider how your investment in a Fund will be taxed.

The following summary of federal income tax consequences is based on current tax laws and regulations, which may be changed by legislative, judicial, or administrative action. No attempt has been made to present a detailed explanation of the federal, state, or local income tax treatment of the Funds or their shareholders. Accordingly, you are urged to consult your tax adviser regarding specific questions as to federal, state, and local income taxes. State and local tax consequences of an investment in a Fund may differ from the federal income tax consequences described below. Additional information concerning taxes is set forth in the SAI.

TAX STATUS OF THE FUNDS

Each Fund is treated as a separate entity for federal income tax purposes and is not combined with the Group's other portfolios. Each Fund intends to continue to qualify for the special tax treatment afforded regulated investment companies under Subchapter M of the Internal Revenue Code of 1986, as amended (the Code), so as to be relieved of federal income tax on net investment company taxable income and net capital gains (the excess of net long-term capital gain over net short-term capital losses) distributed to shareholders.

- DISTRIBUTIONS The Funds distribute income dividends and capital gains. Income dividends represent the earnings from a Fund's investments; capital gains distributions occur when investments are sold for more than the original purchase price.

TAX STATUS OF DISTRIBUTIONS

Each Fund will distribute substantially all of its net investment income (including its net tax-exempt income and net short-term capital gains) and net capital gain to shareholders. Distributions of net capital gains are taxable to shareholders as long-term capital gains, regardless of the length of time you have owned shares in the Fund. Each Fund will make annual reports to shareholders of the federal income tax status of all distributions. Each Fund intends to make sufficient distributions prior to the end of each calendar year to avoid liability for federal excise tax. Dividends declared by a Fund in October, November, or December of any year and payable to shareholders of record on a date in such a month will be deemed to have been paid by the Fund and received by the shareholders on December 31 of that year if paid by a Fund at any time during the following January.

Dividends derived from a Fund's net exempt-interest income and designated by the Fund as exempt-interest dividends may be treated by a Fund's investors as items of interest excludable from their gross income for federal income tax purposes if the Fund qualifies as a regulated investment company and if, at the close of each quarter of the Fund's taxable year, at least 50% of the value of its total assets consists of securities the interest on which is excluded from gross income. Although exempt-interest dividends are excludable from a shareholder's gross income for regular income tax purposes, they may have collateral federal income tax consequences, including alternative minimum tax consequences. See the SAI. Such dividends may be taxable to investors under state or local law as ordinary income even though all or a portion of the amounts may be derived from interest on tax-exempt obligations which, if realized directly, would be exempt from such taxes. In addition, the receipt of exempt-interest dividends may cause persons receiving Social Security or Railroad Retirement benefits to be taxable on a portion of such benefits. In determining net exempt-interest income, expenses of each Fund are allocated to gross tax-exempt interest income in the proportion that the gross amount of such interest income bears to the Fund's total gross income, excluding net capital gains. Current federal tax law limits the types and volume of bonds qualifying for the federal income tax exemption of interest, which may have an effect on the ability of the Funds to purchase sufficient amounts of tax-exempt securities to satisfy the Code's requirements for the payment of exempt-interest dividends.

All or a portion of the interest on indebtedness incurred or continued by an investor to purchase or carry shares is not deductible for federal income tax purposes. Furthermore, entities or persons who are "substantial users" (or persons related to substantial users) of facilities financed by "private activity bonds" or "industrial development bonds" should consult their tax advisers before purchasing shares of the Funds. See the SAI.

If you receive an exempt-interest dividend with respect to any share and such share is held for six months or less, any loss on the sale or exchange of such share will be disallowed to the extent of the amount of such exempt-interest dividend.

To the extent, if any, that dividends paid to investors are derived from taxable income, such dividends will be subject to federal income tax. Distributions of net investment income and/or the excess, if any, of net short-term capital gains over net long-term capital losses are taxable to investors as ordinary income. Distributions of the excess, if any, of net long-term capital gains over net short-term capital losses that are designated by the Fund as capital gain dividends are taxable to investors as long-term capital gain, regardless of the length of time the investor has owned shares in the Fund. If an investor disposes of shares in a Fund at a loss before having held those shares for more than six months, such loss will be treated as a long-term capital loss to the extent of any capital gain dividend(s) received by the investor on the shares. Since substantially all of the net investment income of each Fund is expected to be derived from earned interest, it is anticipated that no part of a Fund's distributions will be eligible for the intercorporate dividends-received deduction.

If the net asset value of a share in the Fund is reduced below the investor's cost of that share by a distribution of income or gain realized on the sale of securities, the distribution is taxable as described above, even though as an economic matter, the distribution may be a return of capital.

NEW JERSEY TAX CONSIDERATIONS

Provided that the Fund meets the requirements for a qualified investment fund, investors in the New Jersey Municipal Bond Fund will not be subject to the New Jersey gross income tax on distributions from the Fund attributable to interest income from (and net gain, if any, from the disposition of) New Jersey Municipal Securities or direct obligations of the United States, its territories, and certain of its agencies and instrumentalities held by the Fund, or on gain on the disposition of shares. Net income or gains and distributions derived from other investments, and distributions from net realized capital gains in respect of such investments, will be taxable.

PENNSYLVANIA TAX CONSIDERATIONS

Investors in the Pennsylvania Municipal Bond Fund will not be subject to Pennsylvania personal income tax or the Philadelphia School District Net Income Tax imposed on Philadelphia residents on distributions from the Fund attributable to interest income from Pennsylvania Municipal Securities held by the Fund and to interest or net gains on obligations of the United States, its territories and certain of its agencies and instrumentalities. For purposes of the Pennsylvania personal income tax and the School District Tax, distributions derived from other investments and distributions from net realized capital gains in respect of such investments will be taxable; except in the case of the School District Tax, distributions qualifying as capital gains dividends for federal income tax purposes are not taxable.

Shares purchased as an investment in the Pennsylvania Municipal Money Fund are exempt from Pennsylvania county personal property taxes and (as to residents of Pittsburgh) from personal property taxes imposed by the School District of Pittsburgh to the extent that the fund's investments consist of obligations which are themselves exempt from taxation in Pennsylvania.

To the extent that gain on the disposition of a share represents gain realized on Pennsylvania Municipal Securities held by the Pennsylvania Municipal Bond Fund, such gain may be subject to the Pennsylvania personal income tax and the School District Tax, except that gain realized with respect to a share held for more than six months is not subject to the School District Tax.

ADDITIONAL INFORMATION ABOUT DOING BUSINESS WITH THE GROUP

-------------------------------------------------------------------------------

BUSINESS DAYS

You may buy, sell, or exchange shares on days on which the New York Stock Exchange is open for business (a Business Day). However, shares cannot be purchased or redeemed by Federal Reserve wire on Federal holidays restricting wire transfers.

All purchase, exchange, and redemption requests received in "good order" will be effective as of the Business Day as long as the Transfer Agent receives the order (and payment, if a purchase request) before 4:00 p.m. Eastern Time. If an exchange request is received by the Transfer Agent after 4:00 p.m. Eastern Time, the exchange request will not be effective until the next Business Day.

MINIMUM INVESTMENTS

The minimum initial investment in a Fund is $2,500. All subsequent purchases must be at least $100. The minimum investment may be waived if the purchases are made in connection with gifts to minors, payroll deduction programs, or similar plans, or upon due notice from the Distributor. Each Fund reserves the right to reject a purchase order in whole or in part.

MAINTAINING A MINIMUM ACCOUNT BALANCE

Due to the relatively high costs of handling small investments, each Fund reserves the right to redeem your shares at net asset value if, because of redemptions, your account in a Fund has a value of less than the minimum initial purchase amount (normally $2,500). Accordingly, if you purchase shares of a Fund in only the minimum investment amount, you may be subject to involuntary redemption if you redeem any shares. Before a Fund exercises its right to redeem your shares, you will be given notice that the value of the shares in your account is less than the minimum amount and you will be allowed 60 days to make an additional investment in the Fund in an amount which will increase the value of the account to at least the minimum amount. Shares will not be redeemed involuntarily as a result of a decline in account value due to a decline in net asset value alone.

At various times, a Fund may be requested to redeem shares for which it has not yet received good payment. In such circumstances, the Group may withhold redemption proceeds until the Group knows that your check has cleared (but not more than 15 days). The Funds intend to pay cash for all shares redeemed, but under abnormal conditions that make payment in cash unwise, payment may be made wholly or partly in portfolio securities with a market value equal to the redemption price. In such cases, you may incur brokerage costs in converting such securities to cash.

NET ASSET VALUE

An order to buy shares will be executed at a per share price equal to the net asset value next determined after the receipt of the purchase order by the Transfer Agent plus any applicable sales charge (the offering price). Net asset value per share is determined as of the close of business of the New York Stock Exchange (currently 4:00 p.m. Eastern Time) on any Business Day. Payment to shareholders for shares redeemed will be made within 7 days after receipt by the Transfer Agent of the redemption order. However, to the greatest extent possible, requests from shareholders for next day payments upon redemption of shares will be honored if received by the Transfer Agent before 4:00 p.m. Eastern Time on a Business Day.

HOW THE NET ASSET VALUE IS DETERMINED

The net asset value per share of each Fund is calculated by adding up the value of the Fund's investments, cash, and other assets, subtracting its liabilities, and then dividing the result by the number of outstanding shares of the Fund.

Portfolio securities are valued on the basis of market quotations. If market quotations are not available, the securities will be valued by a method which the Group's Trustees believe accurately reflects fair value. Debt securities with remaining maturities of 60 days or less will be valued in accordance with the amortized cost method where the Group's Trustees determine that amortized cost is fair value.

TELEPHONE INSTRUCTIONS

Redemption orders may be placed by telephone. Neither the Group nor the Transfer Agent will be responsible for any loss, liability, cost, or expense for acting upon telephone instructions that it reasonably believes to be genuine. The Group and the Transfer Agent will each employ reasonable procedures to confirm that instructions communicated by telephone are genuine, including requiring a form of personal identification prior to acting upon instructions received by telephone and recording telephone instructions. If market conditions are extraordinarily active, or other extraordinary circumstances exist, and you experience difficulties placing redemption orders by telephone, you may wish to consider placing your order by other means.

GENERAL INFORMATION

-------------------------------------------------------------------------------

THE GROUP

The Compass Capital Group of Funds was organized as a Massachusetts business trust under a Declaration of Trust dated October 1, 1987. Additional information pertaining to the Group may be obtained by writing to SEI Financial Management Corporation, 680 East Swedesford Road, Wayne, PA 19087-1658 or by calling 1-800-451-8371.

The Group pays its expenses, including fees of its service providers, audit and legal expenses, expenses of preparing prospectuses, proxy solicitation material and reports to shareholders, costs of custodial services and registering the shares under federal and state securities laws, pricing, insurance expenses, litigation and other extraordinary expenses, brokerage costs, interest charges, taxes, and organization expenses. See "Financial Highlights" on page 5 for more information regarding the Group's expenses.

TRUSTEES OF THE GROUP

The management and affairs of the Group are supervised by the Trustees under the laws of the Commonwealth of Massachusetts. The Trustees have approved contracts under which, as described above, certain companies provide essential management services to the Group.

VOTING RIGHTS

Each share held entitles the shareholder of record to one vote, and a fractional share entitles the shareholder to a proportionate fractional vote. Shareholders will vote in the aggregate and not by Fund except as otherwise expressly required by law. Each Fund will vote separately on matters relating solely to that Fund. As a Massachusetts business trust, the Group is not required to hold annual meetings of shareholders, but shareholders have the right to call a meeting to elect or remove one or more of the Trustees of the Group or to be assisted by the Trustees in communicating with other shareholders of the Group.

CONTROLLING PERSONS

The Group believes that as of April 7, 1995 Midlantic (499 Thornall Street, Edison, NJ 08818) owned of record 90.5%, 49.1%, and 81.2% of the outstanding shares of the Municipal Bond Fund, New Jersey Municipal Bond Fund, and Pennsylvania Municipal Bond Fund, but also believes that, as of the same date, Midlantic did not possess, on behalf of its underlying accounts, any voting or investment power with respect to any of such shares.

REPORTING

The Group issues unaudited financial information semiannually and audited financial statements annually. The Group furnishes proxy statements and other reports to shareholders of record.

SHAREHOLDER INQUIRIES

Shareholder inquiries should be directed to the Transfer Agent, State Street Bank & Trust Company, P.O. Box 8519, Boston, MA 02266-8519 or may be made by calling 1-800-451-8371.

DIVIDENDS

Net investment income of each Fund is declared and paid monthly as a dividend to shareholders at the close of business on or about the last Business Day of each month. Net short-term and long-term capital gain income of each Fund is distributed at least annually. You will automatically receive all investment income dividends and capital gains distributions in additional full and fractional shares at net asset value as of the date of payment, unless you elect to receive dividends or distributions in cash. Such election, or any revocation thereof, must be made in writing to the Transfer Agent and will become effective with respect to dividends and distributions having record dates after its receipt by the Transfer Agent. Dividends and distributions paid in additional shares receive the same tax treatment as dividends and distributions paid in cash.

COUNSEL AND INDEPENDENT ACCOUNTANTS

Morgan, Lewis & Bockius serves as counsel to the Group. Coopers & Lybrand L.L.P. serves as the independent accountants of the Group.

CUSTODIAN AND TRANSFER AGENT

Citibank, N.A., 111 Wall Street, New York, NY 10005 (the Custodian), serves as custodian of the Group's assets. The Custodian holds cash, securities, and other assets of the Group as required by the 1940 Act. State Street Bank & Trust Company, P.O. Box 8519, Boston, MA 02266-8519, serves as transfer agent for each Fund.

DESCRIPTION OF PERMITTED INVESTMENTS

-------------------------------------------------------------------------------

The following is a description of the permitted investments and investment practices for the Funds.

COMMERCIAL PAPER -- Commercial paper is a term used to describe unsecured short-term promissory notes issued by banks, municipalities, corporations, and other entities. Maturities on these issues vary from a few to 270 days.

DEMAND INSTRUMENTS -- Certain instruments may entail a demand feature which permits the holder to demand payment of the principal amount of the instrument. Demand instruments include variable amount and variable rate demand notes.

FIXED INCOME SECURITIES -- Fixed income securities are debt obligations issued by corporations, municipalities, and other borrowers.

MUNICIPAL SECURITIES -- Municipal securities consist of (i) debt obligations issued by or on behalf of public authorities to obtain funds to be used for various public facilities, for refunding outstanding obligations, for general operating expenses, and for lending such funds to other public institutions and facilities, and (ii) certain private activity and industrial development bonds issued by or on behalf of public authorities to obtain funds to provide for the construction, equipment, repair, or improvement of privately operated facilities.

General obligation bonds are backed by the taxing power of the issuing municipality. Revenue bonds are backed by the revenues of a project or facility (tolls from a bridge, for example). Certificates of participation represent an interest in an underlying obligation or commitment, such as an obligation issued in connection with a leasing arrangement. The payment of principal and interest on private activity and industrial development bonds generally is dependent solely on the ability of a facility's user to meet its financial obligations and the pledge, if any, of real and personal property as security for such payment.

Municipal securities include both municipal notes and municipal bonds. Municipal notes include general obligation notes, tax anticipation notes, revenue anticipation notes, bond anticipation notes, certificates of indebtedness, demand notes, and construction loan notes, as well as participation interests in municipal notes. Municipal bonds include general obligation bonds, revenue or special obligation bonds, and private activity and industrial development bonds, as well as participation interests in municipal bonds.

Taxable Municipal Securities: Taxable municipal securities are municipal securities the interest on which is not exempt from federal income tax. Taxable municipal securities include "private activity bonds" that are issued by or on behalf of states or political subdivisions thereof to finance privately-owned or operated facilities for business and manufacturing, housing, sports, and pollution control and to finance activities of and facilities for charitable institutions. Private activity bonds are also used to finance public facilities such as airports, mass transit systems, ports, parking and low income housing. The payment of the principal and interest on private activity bonds is not backed by a pledge of tax revenues and is dependent solely on the ability of the facility's user to meet its financial obligations, and may be secured by a pledge of real and personal property so financed. Interest on these bonds may not be exempt from federal income tax.

STANDBY COMMITMENTS AND PUTS -- Securities subject to standby commitments or puts permit the holder thereof to sell the securities at a fixed price prior to maturity. Securities subject to a standby commitment or put may be sold at any time at the current market price. However, unless the standby commitment or put was an integral part of the security as originally issued, it may not be marketable or assignable; therefore, the standby commitment or put would only have value to a Fund owning the security to which it relates. In certain cases, a premium may be paid for a standby commitment or put, which premium will have the effect of reducing the yield otherwise payable on the underlying security. A Fund will limit standby commitment or put transactions to institutions believed to present minimal credit risk.

TAX-EXEMPT RECEIPTS -- Tax-Exempt Receipts are receipts which represent ownership of and the right to receive future payments of interest, principal or premium on specified municipal bonds that are issued by banks or brokerage firms and are created by depositing municipal securities into a special account at a custodial bank.

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The custodian holds the interest and principal payments for the benefit of the registered owners of the certificates or receipts and arranges for the issuance of the certificates or receipts evidencing ownership and maintains the register. These receipts may be issued in connection with a variety of different arrangements. An issuer or third party may deposit municipal securities with a custodian which then issues classes of receipts with different interest rate characteristics.

U.S. GOVERNMENT AGENCIES -- Obligations issued or guaranteed by agencies of the U.S. Government, including, among others, the Federal Farm Credit Bank, the Federal Housing Administration, and the Small Business Administration, and obligations issued or guaranteed by instrumentalities of the U.S. Government, including, among others, the Federal Home Loan Mortgage Corporation, the Federal Land Banks, and the U.S. Postal Service. Some of these securities are supported by the full faith and credit of the U.S. Treasury (e.g., Government National Mortgage Association), others are supported by the right of the issuer to borrow from the Treasury (e.g., Federal Farm Credit Bank), while still others are supported only by the credit of the instrumentality (e.g., Federal National Mortgage Association). Guarantees of principal by agencies or instrumentalities of the U.S. Government may be a guarantee of payment at the maturity of the obligation so that in the event of a default prior to maturity there might not be a market and thus no means of realizing on the obligation prior to maturity. Guarantees as to the timely payment of principal and interest do not extend to the value or yield of these securities nor to the value of the Fund's shares.

VARIABLE AND FLOATING RATE INSTRUMENTS -- Certain obligations may carry variable or floating rates of interest, and may involve a conditional or unconditional demand feature. Such instruments bear interest at rates which are not fixed, but which vary with changes in specified market rates or indices. The interest rates on these securities may be reset daily, weekly, quarterly or some other reset period, and may have a floor or ceiling on interest rate changes. There is a risk that the current interest rate on such obligations may not accurately reflect existing market interest rates. A demand instrument with a demand notice exceeding seven days may be considered illiquid if there is no secondary market for such security.

WHEN-ISSUED AND DELAYED DELIVERY SECURITIES -- When-issued or delayed delivery basis transactions involve the purchase of an instrument with payment and delivery taking place in the future. Delivery of and payment for these securities may occur a month or more after the date of the purchase commitment. A Fund will maintain with the custodian a separate account with liquid high-grade debt securities or cash in an amount at least equal to these commitments. The interest rate realized on these securities is fixed as of the purchase date and no interest accrues to the Fund before settlement. These securities are subject to market fluctuation due to changes in market interest rates and it is possible that the market value at the time of settlement could be higher or lower than the purchase price if the general level of interest rates has changed. Although a Fund generally purchases securities on a when-issued or forward commitment basis with the intention of actually acquiring securities for its portfolio, a Fund may dispose of a when-issued security or forward commitment prior to settlement if it deems appropriate.

ZERO COUPON OBLIGATIONS -- Zero coupon obligations are debt securities that do not bear any interest, but instead are issued at a deep discount from par. The value of a zero coupon obligation increases over time to reflect the interest accrued. Such obligations will not result in the payment of interest until maturity, and will have greater price volatility than similar securities that are issued at par and pay interest periodically. A Fund will invest in zero coupon obligations only if the possible relative greater price volatility of such zero coupon obligations would not be inconsistent with preservation of capital and stability of principal.

Additional information on other permitted investments can be found in the SAI.

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COMPASS FUNDS(R)



INVESTMENT ADVISER
Midlantic Bank, N.A.
499 Thornall Street
P.O. Box 600
Edison, New Jersey 08818

ADMINISTRATOR
SEI Financial Management Corporation
680 East Swedesford Road
Wayne, Pennsylvania 19087

DISTRIBUTOR
SEI Financial Services Company
680 East Swedesford Road
Wayne, Pennsylvania 19087

LEGAL COUNSEL
Morgan, Lewis & Bockius
2000 One Logan Square
Philadelphia, Pennsylvania 19103

AUDITORS
Coopers & Lybrand L.L.P.
2400 Eleven Pennsylvania Center
Philadelphia, Pennsylvania 19103




             THE COMPASS CAPITAL
              GROUP OF FUNDS(R)

        PERSON-TO-PERSON MUTUAL FUNDS



                 MUNICIPAL
                   BOND
                   FUNDS


          - MUNICIPAL BOND FUND
    - NEW JERSEY MUNICIPAL BOND FUND
   - PENNSYLVANIA MUNICIPAL BOND FUND


           FOR TAX-FREE INCOME
      WITH PRESERVATION OF CAPITAL


             PROSPECTUS DATED
              JULY 1, 1995


               Managed by
            [MIDLANTIC LOGO]



Midlantic is a registered service mark of Midlantic Corporation

COM-F-006-08


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